Exhibit 10.24

Charles P. Carey

Chairman of the Board

                                         May 4, 2005

Mr. Bernard W. Dan

Chicago Board of Trade

141 W. Jackson Blvd

Suite 600-A

Chicago, Illinois 60604

RE:	Employment Agreement dated September 1, 2003 between CBOT and Bernard Dan – Extension Notice

Dear Mr. Dan:

Pursuant to paragraph 4(a) of the Employment Agreement dated September 1, 2003 between the Board of Trade of the City of Chicago, Inc (CBOT) and Bernard Dan, please consider this as notice from the CBOT to extend the term of the Agreement from December 31, 2006 to and including December 31, 2008. As provided in paragraph 4(a), your Base Salary for each of the two additional years (i.e., 2007 and 2008) shall be $1,200,000.00 per year and the your minimum Performance Bonus for each of the two additional years shall be $500,000.00 per year. This extension is made with the parties’ understanding that, subject to their subsequent agreement, the minimum guaranty aspect of the Bonus may be replaced or modified by a long term incentive compensation component to the Employment Agreement.

Please indicate your acceptance of this two year extension by affixing your signature on the line provided below. After you have signed this notice, kindly return it to me. I have enclosed a duplicate original for your records.

BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

By:	/s/ Charles P. Carey
Charles P. Carey, Chairman

Accepted:

/s/ Bernard W. Dan
Bernard W. Dan, CEO & President

141 W. Jackson Blvd.

Chicago, Illinois 60604 -2994

312 435-3601

Fax: 312 341-3392

Email: ccar72@cbot.com